                             AMENDMENT TO SCHEDULE A

Effective as of May 1, 2002, this Schedule A is hereby amended as follows:

Name of Separate Account and             Contracts Funded by
Date Established by Board of Directors     Separate Account    Designated Portfolio
--------------------------------------   -------------------   --------------------------------------
Separate Account B                            Group and        T. Rowe Price International Series. Inc.
Established January 4, 1993              Individual Flexible   ----------------------------------------
                                               Premium         .    T. Rowe Price International Stock Portfolio
                                           Variable Life
                                             Insurance
Separate Account D                       Individual Flexible   T. Rowe Price Equity Series. Inc.
Established January 3, 1995                    Premium         ---------------------------------
                                           Variable Life       .    T. Rowe Price New America Growth Portfolio
                                              Insurance        .    T. Rowe Price Equity Income Portfolio
                                                               .    T. Rowe Price Personal Strategy Balanced Portfolio
                                                               .    T. Rowe Price Mid-Cap Growth Portfolio

                                          Joint and Last       T. Rowe Price Fixed Income Series, Inc.
                                         Survivor Flexible     ---------------------------------------
                                           Variable Life       .    T. Rowe Price Limited-Term Bond Portfolio
                                             Insurance

     IN WITNESS WHEREOF, Paragon life insurance Company, T. Rowe Price Investment Services, Inc and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 1st day of August, 1996.

COMPANY:

PARAGON LIFE INSURANCE COMPANY
By its authorized officer


By:    /s/ Craig K. Nordyke
       ---------------------------------------
Title: Executive VP & Chief Actuary
Date:  May 3, 2002


UNDERWRITER:

T. ROWE PRICE INVESTMENT SERVICES, INC.
By its authorized officer

By:    /s/ Darrell N. Braman
       ---------------------------------------
Title: Vice President
Date: April 1, 2002


FUNDS:

T. ROWE PRICE EQUITY SERIES, INC.
By its authorized officer


By:    /s/ Henry H. Hopkins
       ---------------------------------------
Title: Vice President
Date: April 15, 2002


T. ROWE PRICE INTERNATIONAL SERIES, INC.
By its authorized officer


By:    /s/ Illegible
       ---------------------------------------
Title: Vice President
Date: April 15, 2002


T. ROWE PRICE FIXED INCOME SERIES, INC.
By its authorized officer


By:    /s/ Illegible
       ---------------------------------------
Title: Vice President
Date: April 15, 2002